UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

FRANKLIN STREET PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Barbara J. Fournier retired from Franklin Street Properties Corp. (the “Company”) and resigned her positions as the Company’s Executive Vice President, Chief Operating Officer, Treasurer and Secretary, effective March 31, 2015. In connection with Ms. Fournier’s retirement and resignations, John G. Demeritt, the Company’s Executive Vice President and Chief Financial Officer, was appointed to serve as the Company’s Treasurer and Scott H. Carter, the Company’s Executive Vice President and General Counsel, was appointed to serve as the Company’s Secretary, effective March 31, 2015. In addition, in connection with Ms. Fournier’s retirement, Carol A. Carr, the Company’s Corporate Paralegal, was appointed to serve as the Company’s Assistant Secretary and Eriel Anchondo, the Company’s Senior Vice President/Operations, will serve as the Company’s principal operating officer, effective March 31, 2015.

Mr. Anchondo has served as the Company’s Senior Vice President/Operations since January 5, 2015. Before joining the Company, Mr. Anchondo provided consulting services to the retail banking division of ISBAN, which is part of the Technology and Operations division of the Santander Group of financial institutions. From May 2007 to July 2013, Mr. Anchondo was employed by Mercer, a global consulting leader in talent, health, retirement, and investments, as an Employee Education Manager and was responsible for the coordination, development and delivery of education strategies tailored to the specific needs of Mercer’s clients across all lines of business. From May 2005 to May 2007, Mr. Anchondo was a Communications Consultant at New York Life Investment Management. From December 2002 to May 2005, Mr. Anchondo worked in the Preferred Client Services Group at Putnam Investments. Mr. Anchondo is a graduate of Boston University (B.A.) and Cornell University (M.B.A.).

There are no familial relationships between Mr. Anchondo and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Mr. Anchondo hold any directorships with any other public companies or real estate investment trusts. Additionally, there have been no transactions with the Company since January 1, 2014 in which Mr. Anchondo, or his immediate family members, had or will have a direct or indirect material interest. Neither Mr. Anchondo nor his immediate family members own any shares of common stock of the Company or any shares of preferred stock of a real estate investment trust sponsored by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	FRANKLIN STREET PROPERTIES CORP.
By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer